Exhibit 4.1

ATLANTIC POWER CORPORATION

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FOURTH SUPPLEMENTAL INDENTURE

TO TRUST INDENTURE DATED DECEMBER 17, 2009

NOVEMBER 29, 2012

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Interpretation	2
1.2	Headings, Etc.	3
1.3	Applicable Law	3
1.4	Monetary References	3
1.5	Invalidity/Severability	3
1.6	Time of Essence	3
1.7	Language	3
1.8	Successors and Assigns	4
1.9	Benefits of Supplemental Indenture	4
ARTICLE 2 APPOINTMENT OF U.S. TRUSTEE		4
2.1	Appointment and Acceptance of U.S. Trustee	4
ARTICLE 3 SUPPLEMENTS TO ORIGINAL INDENTURE		4
3.1	Supplements to the Original Indenture	4
ARTICLE 4 CONFIRMATION OF ORIGINAL INDENTURE		10
4.1	Confirmation of Original Indenture	10
ARTICLE 5 ACCEPTANCE OF TRUST BY THE CANADIAN TRUSTEE AND THE U.S. TRUSTEE		11
5.1	Acceptance of Trust	11
ARTICLE 6 MISCELLANEOUS		11
6.1	The Debenture Trustee	11
6.2	Representations of the Company	11
ARTICLE 7 EXECUTION AND FORMAL DATE		11
7.1	Execution	11
7.2	Formal Date	12

ATLANTIC POWER CORPORATION

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture is made as of the 29th day of November, 2012.

B E T W E E N:

ATLANTIC POWER CORPORATION, a corporation continued under the laws of the Province of British Columbia

(the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(the “Canadian Trustee”)

- and -

COMPUTERSHARE TRUST COMPANY, N.A., a trust company authorized to carry on business in the United States

(the “U.S. Trustee”)

WHEREAS:

A.                                    By a trust indenture made as of December 17, 2009 between the Company and the Canadian Trustee (the “Original Indenture”), provision was made for the issuance of Debentures (as defined below) in one or more series, unlimited as to aggregate principal amount but issuable only upon and subject to the conditions and limitations therein set forth;

B.                                    Pursuant to the Original Indenture, the Company issued $86.25 million 6.25% Convertible Unsecured Subordinated Debentures due March 15, 2017 (the “Series A Debentures”);

C.                                    The Company and the Canadian Trustee entered into a first supplemental indenture (the “First Supplemental Indenture”) dated as of October 20, 2010, pursuant to which the Company issued $80.5 million 5.60% Series B Convertible Unsecured Subordinated Debentures due June 30, 2017 (the “Series B Debentures”);

D.                                    The Company and the Canadian Trustee entered into a second supplemental indenture (the “Second Supplemental Indenture”) dated as of July 5, 2012, pursuant to which the

Company issued US$130 million 5.75% Series C Convertible Unsecured Subordinated Debentures due June 30, 2019 (the “Series C Debentures”);

E.                                     The Company and the Canadian Trustee entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of August 17, 2012 to revise the Stock Price Adjustment (as defined therein);

F.                                      Section 2.2(i) of the Original Indenture provides, among other things, that subject to the provisions thereof, the Company may appoint any trustees with respect to the Debentures of any particular series, pursuant to one or more indentures supplemental thereto, prior to the initial issuance thereof;

G.                                    Pursuant to the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia is required to be appointed as an additional trustee under the Original Indenture in respect of Debentures to be created and issued hereafter.

H.                                   The Company desires to provide for the appointment of the U.S. Trustee as an additional trustee of any such series of Debentures to be created and issued hereafter pursuant to the terms of the Original Indenture;

I.                                        The parties hereto are desirous of supplementing and amending the Original Indenture in accordance with the terms hereof; and

J.                                        The foregoing recitals are made as representations and statements of fact by the Company and not by the Canadian Trustee or the U.S. Trustee.

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1                               Interpretation

This Fourth Supplemental Indenture amends and is supplemental to the Original Indenture and shall be read in conjunction therewith.  Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Fourth Supplemental Indenture, in which case the terms of this Fourth Supplemental Indenture shall govern and supersede those contained in the Original Indenture only to the extent of such inconsistency, this Fourth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture and this Fourth Supplemental Indenture were contained in one instrument.  The expressions used in this Fourth Supplemental Indenture that are defined in the Original Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Original Indenture and the interpretation provisions of section 1.3 of the Original Indenture shall apply to this Fourth Supplemental Indenture mutatis mutandis.  Unless otherwise stated, any reference in this Fourth Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this Fourth Supplemental Indenture.

The Original Indenture together with this Fourth Supplemental Indenture is hereinafter sometime collectively referred to as the “Indenture”.

1.2                               Headings, Etc.

The division of this Fourth Supplemental Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Fourth Supplemental Indenture.

1.3                               Applicable Law

This Fourth Supplemental Indenture shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York.  The Company hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.  This Fourth Supplemental Indenture shall also incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.  If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included in this Fourth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision of the Trust Indenture Act shall prevail but only to the extent of such limitation, qualification or conflict.  For greater certainty, notwithstanding the foregoing, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

1.4                               Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.5                               Invalidity/Severability

In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal, prohibited or unenforceable, such provision shall be deemed to be severed herefrom and shall be ineffective only to the extent of such prohibition or unenforceability.  The validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.6                               Time of Essence

Time shall be of the essence of this Fourth Supplemental Indenture.

1.7                               Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Supplemental Indenture and all documents relating thereto, be drawn up in the English language only.

Les parties aux présents reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, soient rédigés en langue anglaise seulement.

1.8                               Successors and Assigns

All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its respective successors and assigns, whether expressed or not. All covenants and agreements in this Fourth Supplemental Indenture by either the Canadian Trustee or the U.S. Trustee shall bind its successors, whether expressed or not.

1.9                               Benefits of Supplemental Indenture

Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Senior Creditors (to the extent provided in Article 5 of the Original Indenture only), and (to the extent provided in Section 8.11 of the Original Indenture) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

ARTICLE 2
APPOINTMENT OF U.S. TRUSTEE

2.1                               Appointment and Acceptance of U.S. Trustee

The Company hereby appoints the U.S. Trustee as an additional trustee with the Canadian Trustee with respect to any series of Debentures to be created and issued hereafter pursuant to the terms of the Indenture and any indenture supplemental thereto.  The U.S. Trustee hereby accepts the foregoing appointment, and agrees to act as an additional trustee with the Canadian Trustee for any such series of Debentures and, as such, agrees to become a party to, and be bound by the terms and provisions of, the Indenture as a trustee. The U.S. Trustee and the Canadian Trustee may share the rights, powers, duties and obligations conferred or imposed upon them by the Indenture, except where explicitly noted or where the Trust Indenture Act mandates the U.S. Trustee to act.  The parties acknowledge that the Canadian Trustee shall continue as trustee under the Original Indenture, as supplemented by related supplemental indentures, for the Series A Debentures, the Series B Debentures and the Series C Debentures and the rights, powers, trusts and duties of the Canadian Trustee with respect to such Debentures shall continue to be vested in the Canadian Trustee.

ARTICLE 3
SUPPLEMENTS TO ORIGINAL INDENTURE

3.1                               Supplements to the Original Indenture

With respect to any series of Debentures to be created and issued after the date of this Fourth Supplemental Indenture only, the Original Indenture is hereby supplemented and amended as follows:

(a)                                 by deleting the following words on page 1 of the Original Indenture:

“COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(the “Debenture Trustee”)”

and replacing them with the following:

“COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(the “Canadian Trustee”)

- and -

“COMPUTERSHARE TRUST COMPANY, N.A., a trust company authorized to carry on business in the United States

(the “U.S. Trustee”)”;

(b)                                 by deleting section 1.1 (hh) of the Original Indenture in its entirety and replacing it with the following:

“(hh)                                                                    “Debenture Trustee” means, with respect to any series of Debentures created and issued after the date of the Fourth Supplemental Indenture, the Canadian Trustee and the U.S. Trustee;”;

(c)                                  by adding the following definitions to section 1.1 of the Original Indenture:

“(j.1)                                                                    “Canadian Trustee” means Computershare Trust Company of Canada and includes any successor or successors or any other Canadian trustee subsequently appointed pursuant to Section 15.2;

(xxx.1)                                                         “Series B Debentures” means the series of debentures in aggregate principal amount of up to $80.5 million designated as “5.60% Series B Convertible Unsecured Subordinated Debentures due June 30, 2017” and issued on October 20, 2010;

(xxx.2)                                                         “Series C Debentures” means the series of debentures in aggregate principal amount of up to US$130 million designated as “5.75% Series C Convertible Unsecured Subordinated Debentures due June 30, 2019” and issued on July 5, 2012;

(eeee.1)                                                      “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended;

(eeee.2)                                                      “Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under the trust indentures and of bodies corporate issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and as at the date of the Fourth Supplemental Indenture means (i) the applicable provisions of the Business Corporations Act (Ontario) and the Business Corporations Act (British Columbia) and any statute that may be substituted therefor as from time to time amended, and any other similar statute of Canada or a province or territory thereof, and of regulations under any such statute, and (ii) the Trust Indenture Act.

(hhhh.1)                                                  “U.S. Trustee” means Computershare Trust Company, N.A. and includes any successor or successors or any other U.S. trustee subsequently appointed pursuant to Section 15.2;”;

(d)                                 by deleting section 1.2(c) of the Original Indenture in its entirety and replacing it with the following:

(c)                                  for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company shall be disregarded except that:

(i)                                     for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, acquisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded; and

(ii)                                  Debentures so owned shall not be disregarded if they are the only Debentures outstanding.”;

(e)                                  by deleting section 1.6 of the Original Indenture in its entirety and replacing it with:

“1.6                         Applicable Law

This Indenture and the Debentures shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York.  This Indenture shall also incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act, which, for greater certainty, shall include the provisions of section 315 of the Trust Indenture Act (except for the optional provision of section 315b of the Trust Indenture Act allowing a trustee to withhold notice of a default).  If any provision of this Indenture or the Debentures limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision of the Trust Indenture Act shall prevail but only to the extent of such limitation, qualification or conflict.  For greater certainty, notwithstanding the foregoing, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.”;

(f)                                   by adding the words “or Golden, Colorado” immediately after the words “Toronto, Ontario” in section 3.1(a) of the Original Indenture;

(g)                                  by adding the words “, Ontario or Golden, Colorado” immediately after the words “in Toronto” in sections 3.2(a) and 3.6(b) of the Original Indenture;

(h)                                 by deleting the words “the Trustee” and replacing them with “the Debenture Trustee” in sections 5.5 and 11.1 of the Original Indenture;

(i)                                     by adding the following words at the end of section 8.2 of the Original Indenture:

“Section 315(b) of the Trust Indenture Act does not apply to this Section 8.2.”;

(j)                                    by deleting the words “for the purpose of enforcing payment of the principal of or premium (if any) or interest on the Debentures or” in section 8.5 of the Original Indenture;

(k)                                 by adding the following as new section 8.13 of the Original Indenture:

“8.13                  Rights of Debentureholders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Debentureholder to receive payment of Principal of or interest, if any, on such Debenture on or after the respective due dates expressed on such Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Debentureholder.”;

(l)                                     by deleting section 14.1 of the Original Indenture in its entirety and replacing it with the following:

“14.1                  Notice to the Company and the Debenture Trustee

Any notice to the Company or to the Debenture Trustee (on its own account or on behalf of the Debentureholders) under the provisions of this Indenture shall be valid and effective if delivered to the Company at One Federal Street, 30th Floor, Boston, MA, 02110, Attention: Chief Executive Officer, Fax: (617) 531-6359 with a copy delivered to Goodmans LLP, at Bay Adelaide Centre,

333 Bay Street, Suite 3400, Toronto, Ontario M5H 2S7 Attention: William Gorman, Fax: (416) 979-1234, if delivered to the Canadian Trustee at Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Attention: Manager, Corporate Trust, Fax: (416) 981-9777, and if delivered to the U.S. Trustee at Computershare Trust Company, N.A., 350 Indiana Street, Suite 750, Golden, Colorado 80401, Attention: Corporate Trust, Fax: (303) 262-0608 with a copy delivered to Computershare Trust Company, N.A., 480 Washington Blvd., Jersey City, New Jersey, 07310, Fax: (201) 680-4610 or if given by registered letter, postage prepaid, or facsimile transmission to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof or if sent by facsimile transmission on the first Business Day after confirmed transmission.  The Company may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.”;

(m)                             by deleting the first paragraph of section 15.1 of the Original Indenture in its entirety and replacing it with the following:

“The Company acknowledges that the Canadian Trustee is acting as indenture trustee with respect to the 11% secured subordinated notes issued by the Company, the Initial Debentures, the Series B Debentures and the Series C Debentures.  The Company hereby agrees and consents to the appointment of each of the Canadian Trustee and the U.S. Trustee pursuant to this Indenture.”;

(n)                                 by deleting section 15.2 of the Original Indenture in its entirety and replacing it with the following:

“15.2                  Replacement of Debenture Trustee

Each of the Canadian Trustee and the U.S. Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 30 days notice in writing or such shorter notice as the Company may accept as sufficient.  If at any time a material conflict of interest exists in either the Canadian Trustee’s or the U.S. Trustee’s role as a fiduciary hereunder the Canadian Trustee or the U.S. Trustee, as the case may be, shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 15.2.  The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists.  In the event of the Canadian Trustee or the U.S. Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Canadian Trustee or U.S. Trustee, as applicable, unless a new Canadian Trustee or U.S. Trustee, as applicable, has already been appointed by the Debentureholders.  Failing such appointment by the Company, the retiring Canadian Trustee or U.S. Trustee, as the case may be, or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Company’s expense, for the appointment of a new Canadian Trustee or U.S. Trustee, as applicable, but any new Canadian Trustee or U.S. Trustee, as applicable, so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Canadian Trustee or U.S. Trustee, as applicable, shall be effective only upon such new Canadian Trustee or U.S. Trustee, as applicable, becoming bound by this Indenture.  Any new Canadian Trustee appointed under any provision of this Section 15.2 shall be a corporation authorized to carry on the business of a trust company in all of the provinces and territories of Canada.  Any new U.S. Trustee appointed under any provision of this Section 15.2 shall be a corporation authorized to carry on the business of a trust company in the United States.  On any new appointment the new Canadian Trustee or U.S. Trustee, as the case may be, shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Canadian Trustee or U.S. Trustee, as applicable.

Any company into which the Canadian Trustee or U.S. Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Canadian Trustee or U.S. Trustee shall be a party, or any company succeeding to the corporate trust business of the Canadian Trustee or U.S. Trustee shall be the successor trustee under this Indenture without the execution of any instrument or any further act.  Nevertheless, upon the written request of the successor Canadian Trustee or U.S. Trustee, or of the Company, the Canadian Trustee or U.S. Debenture Trustee, as the case may be, ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Canadian Trustee or U.S. Trustee, as applicable, upon the trusts herein expressed, all the rights, powers and trusts of the Canadian Trustee or U.S. Trustee, as the case may be, so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Canadian Trustee or U.S. Trustee, as applicable, to the successor Canadian Trustee or U.S. Trustee, as applicable, so appointed in its place.  Should any deed, conveyance or instrument in writing from the Company be required by any new Canadian Trustee or U.S. Trustee, as the case may be, for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Canadian Trustee or U.S. Trustee, as applicable, be made, executed, acknowledged and delivered by the Company.”;

(o)                                 by deleting the words “For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the Business Corporations Act (Ontario) (“OBCA”) and includes Computershare Investor Services Inc. and each of their affiliates within the meaning of the OBCA” in section 15.9 of the Original Indenture;

(p)                                 by deleting section 15.17 of the Original Indenture in its entirety and replacing it with the following:

“15.17           Authority to Carry on Business

The Canadian Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all of the provinces and territories of Canada.  The U.S. Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia. If, notwithstanding the provisions of this Section 15.13, either the Canadian Trustee or the U.S. Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Canadian Trustee or the U.S. Trustee, as applicable, shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces or territories of Canada or in the United States, respectively, either become so authorized or resign in the manner and with the effect specified in Section 15.2.”; and

(q)                                 by adding the following as a new section 15.24 of the Original Indenture:

“15.24           Joint Trustees

The rights, powers, duties and obligations conferred and imposed upon the Debenture Trustee are conferred and imposed upon and shall be exercised and performed by the Canadian Trustee and the U.S. Trustee individually, except to the extent the Canadian Trustee and the U.S. Trustee are required under Trust Indenture Legislation to perform such acts jointly, and neither the Canadian Trustee nor the U.S. Trustee shall be liable or responsible for the acts or omissions of the other trustee.  Unless the context implies or requires otherwise, any written notice, request, direction, certificate, instruction, opinion or other document (each such document, a “Writing”) delivered pursuant to any provision of this Indenture to any of the Canadian Trustee or the U.S. Trustee shall be deemed for all purposes of this Indenture as delivery of such Writing to the Debenture Trustee. Each such trustee in receipt of such Writing shall notify such other trustee of its receipt of such Writing within two Business Days of such receipt provided, however, that any failure of such trustee in receipt of such Writing to so notify such other trustee shall not be deemed as a deficiency in the delivery of such Writing to the Debenture Trustee.”.

ARTICLE 4
CONFIRMATION OF ORIGINAL INDENTURE

4.1                               Confirmation of Original Indenture

Nothing in this Fourth Supplemental Indenture shall be deemed to amend the Original Indenture as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture with respect to the Initial Debentures, the Series B Debentures and the Series C Debentures.  Subject

to the foregoing, the Original Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture, as further supplemented by the Third Supplemental Indenture and as further supplemented by this Fourth Supplemental Indenture shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 5
ACCEPTANCE OF TRUST BY THE CANADIAN TRUSTEE AND THE U.S. TRUSTEE

5.1                               Acceptance of Trust

Each of the Canadian Trustee and the U.S. Trustee hereby accepts the trusts in this Fourth Supplemental Indenture and in the Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

ARTICLE 6
MISCELLANEOUS

6.1                               The Debenture Trustee

Neither the Canadian Trustee nor the U.S. Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

6.2                               Representations of the Company

The Company represents and warrants to the Canadian Trustee and the U.S. Trustee that it has full authority to enter into this Fourth Supplemental Indenture upon the terms and conditions hereof and that the individual executing this Fourth Supplemental Indenture on its behalf has the requisite authority to bind the Company to this Fourth Supplemental Indenture, and that this Fourth Supplemental Indenture constitutes a binding obligation of the Company enforceable in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

ARTICLE 7
EXECUTION AND FORMAL DATE

7.1                               Execution

This Fourth Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

7.2                               Formal Date

For the purpose of convenience this Fourth Supplemental Indenture may be referred to as bearing the formal date of November 29, 2012 irrespective of the actual date of execution hereof.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Fourth Supplemental Indenture by the hands of their proper officers.

ATLANTIC POWER CORPORATION

By:	/s/ Barry E. Welch
Name: Barry E. Welch
Title: President, Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Soheil Kafai
Name: Soheil Kafai
Title: Corporate Trust Officer

By:	/s/ Michelle Schultz
Name: Michelle Schultz
Title: Associate Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ John M. Wahl
Name: John M. Wahl
Title: Corporate Trust Officer

By:	/s/ Rose Stroud
Name: Rose Stroud
Title: Trust Officer